UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 27, 2010

ENCOMPASS GROUP AFFILIATES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida	000-30486	65-0738251
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification
Incorporation)		Number)

420 Lexington Avenue
New York, New York	10170
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 227-1600

N/A
(Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)           On May  24, 2010, management and the Audit Committee of the Board of Directors of Encompass Group Affiliates, Inc. (the “Company”) concluded that the unaudited condensed consolidated financial statements as of and for the three months ended September 30, 2009 and as of and for the three and six months ended December 31, 2009 previously filed by the Company with the Securities and Exchange Commission (the “Commission”) on its Quarterly Reports on Form 10-Q would be restated for a material misstatement in the Company’s financial statements due to an estimated $1.8 million overstatement of its defective parts and returned core inventories, of which approximately $0.9 million is attributable to the quarter ended September 30, 2009 and approximately $0.9 million is attributable to the quarter ended December 31, 2009.  As a result, the consolidated financial statements for the aforementioned periods should no longer be relied upon.

The error the Company discovered, and confirmed by performing a physical count of the defective parts and returned core inventories in question, was an inadvertent overstatement of quantities, and associated value, of these categories of inventory in the Company’s perpetual inventory records. There was no overstatement of the Company’s new parts inventory. The overstatement resulted principally from two software system problems in the Company’s enterprise-wide IT system, which have been identified and corrected.  The reductions in inventory amounts have a corresponding increase in the cost of sales for the related periods, thereby increasing net loss.  Management does not anticipate that any restatement is required for any prior annual period or any quarterly or annual period subsequent to December 31, 2009.

The Company expects to file by June 4, 2010, or as soon as practicable thereafter, amendments to its Form 10-Q for the quarters ended September 30, 2009 and December 31, 2009 to include the restated financial statements and any other required disclosure.  At or about such time, the Company also expects to file its quarterly report on Form 10-Q with its unaudited condensed consolidated financial statements for the quarter ended March 31, 2010.

The Company’s management and its Audit Committee discussed the matters disclosed in this Item 4.02(a), including the restatement of the Company’s unaudited condensed consolidated financial statements included in the Company’s Form 10-Q for the quarters ended September 30, 2009 and December 31, 2009, with the Company’s independent registered public accounting firm, JH Cohn LLP.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations and projections about future events affecting the Company.  All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including, statements about the Company’s intention to restate its financial statements, the effects of the corrections discussed on future periods and the timing of filing of the Company’s restated financial statements, and statements containing the words “expects,” “estimates,” “anticipates” and similar words.  The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others:  risks associated with timely completion of the audit on the Company’s prior financial statements to permit filing of restated financial statements before the deadline for the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2010; the uncertainty of the Company’s ability to service its debt and to meet financial covenants tests required by its debt agreements to avoid default; the uncertainty of the Company’s ability to generate cash and to secure sufficient capital to achieve the Company’s business plan; risks associated with the prolonged continuation or worsening of current credit market and its impact on the Company’s ability to secure financing on favorable terms, if at all; the Company’s expectations about growth in demand for products and services its provides; and the Company’s competition in the marketplace.   This list of factors is not exhaustive and should be read with the other cautionary statements that are included in the other periodic reports filed by the Company with the Commission.  If one or more of these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results and outcomes may vary materially from those described herein.  Any forward-looking statements contained herein reflect the Company’s current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to, among other things, its operations, results of operations, growth strategy and liquidity.  Any forward-looking statements speak only as of the date of this report.  Subject to any obligations under applicable law, the Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCOMPASS GROUP AFFILIATES, INC.

Dated: May 27, 2010	By:	/s/ John E. Donahue
Chief Financial Officer
(principal financial officer)